Exhibit 3.1

Filed July 14, 1998
Office of the Secretary of State
State of Nevada
C-16583-98

                            ARTICLES OF INCORPORATION
                                       OF
                          TRICOM TECHNOLOGY GROUP, INC.


We the  undersigned,  having  associated  ourselves for the purpose of forming a corporation under the general corporation laws of the State of Nevada do hereby certify:

                                        I

          The name of the corporation is: TRICOM TECHNOLOGY GROUP, INC.

                                       II

The registered office is located at 9101 W. Sahara Ave., Ste. 105-159, Las Vegas, NV 89117 and the registered agent, James Neusom is located at: 9101 W. Sahara Ave., Ste. 105-159, Las Vegas, NV 89117.

I, James Neusom II, hereby accept appointment as the registered agent for the above referenced corporation in accordance with NRS 78.090.

                                                    /s/ James I. Neusom, II
                                                   ------------------------
                                                        James I. Neusom, II


                                       III

This corporation is organized for the object and purposes of engaging in every lawful activity, subject to expressed limitations.

                                       IV

This amount of total authorized capital stock of this corporation is Sixty-Million (60,000,000) shares of common stock having par value of $0.001 per share, and said stock being non-assessable. Holders of this stock shall be entitled to vote at all corporate elections and may cast one vote for each share held in their name.

                                        V

The members of the governing board of this corporation are styled directors and there are one (1) in number and the names and post office address of the first board of directors are as follows:

     Name                                       Address

James Neusom              9101 W. Sahara Ave., Ste. 105-159, Las Vegas, NV 89117

The number of members of the board of directors may, from time to time, be increased, but never less than one, in the manner provided for by the General Corporation Law. Director(s) need not be a stockholder, not to exceed ten directors.

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                                       VI

The board of directors shall have the power and authority to issue capital stock in exchange for money or other assets, or as legal payment for any services rendered.

                                       VII

The names and post office address of each of the incorporators signing these articles of incorporation are as follows:

    Name                                         Address

James Neusom              9101 W. Sahara Ave., Ste. 105-159, Las Vegas, NV 89117

                                      VIII

The duration of the existence of this corporation is perpetual.

                                       IX

As fully as possible under the laws of the State of Nevada as they now exist and as they may from time to time be revised, the corporation intends that its directors be protected from legal action by stockholders or other persons (natural or otherwise) on account of service as directors of the corporation sonic record, inc. a director shall not be liable for damages for actions of the corporation to stockholders or to any other person (natural or otherwise) unless such director engaged in personal fraud directly affecting such action or actions of the corporation.

In witness whereof, we have subscribed our undersigned names this 16th day of July, 1998.

                                                         /s/ James I. Neusom
                                                        -----------------------
                                                             James Neusom

STATE OF NEVADA            ss.
County of Clark

On 7-15-98 before me, the undersigned, a Notary Public in and for said State, personally appeared James Neusom personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.

Signature /s/ Frances R. Wilson                              [Notary Seal]
          ---------------------
              Frances R. Wilson